UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2nd Half 2010 Bonus Plan

On February 4, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. Second Half 2010 Bonus Plan (the “Bonus Plan”) and the funding of a cash bonus pool (the “Cash Bonus Pool”) under the Bonus Plan of $2,300,000 for the second half of fiscal year 2010.  The Bonus Plan is designed to provide incentives to certain executive and non-executive employees in order to promote, among other things, the achievement of the Registrant’s financial performance goals for fiscal year 2010.  The Committee approved the Cash Bonus Pool to reward eligible executive and non-executive employees for the Registrant’s financial performance during the second half of fiscal year 2010 and to motivate such employees with respect to future performance.

Certain of the Registrant’s named executive officers are to receive a cash bonus payment from the Cash Bonus Pool.  Camillo Martino, the Registrant’s Chief Executive Officer, Noland Granberry, the Registrant’s Chief Financial Officer, and Edward Lopez, the Registrant’s Chief Legal and Administrative Officer, are eligible to receive target bonuses under the Bonus Plan equal to 100%, 45% and 45%, respectively, of their base compensation in the second half of 2010.  From the Cash Bonus Pool, Mr. Martino will receive a cash bonus payment of $47,573, Mr. Granberry a cash bonus payment of $65,604, and Mr. Lopez a cash bonus payment of $86,581.

Mr. Martino’s offer letter of employment, previously disclosed by the Registrant in a Current Report on Form 8-K filed with the Commission on January 8, 2010, provided for a cash bonus target for Mr. Martino in 2010 of 100% of his base compensation for the period and for Mr. Martino to receive cash bonuses for each half of 2010 at least equal to 25% of his base compensation, or 50% of his target bonus, for each period.  The bonus payment to Mr. Martino under the Bonus Plan described in the foregoing paragraph and the bonus payments to Mr. Martino for the first and second halves of 2010 per the terms of his offer letter of employment totaled approximately 62% of his base compensation in 2010 compared to his target bonus of 100% of base compensation.

The bonus payments to Mr. Granberry and Mr. Lopez under the Bonus Plan described above and the bonus payments to Mr. Granberry and Mr. Lopez of $25,313 and $28,958, respectively, under the Registrant’s First Half 2010 Bonus Plan (previously disclosed by the Registrant in a Current Report on Form 8-K filed with the Commission on August 4, 2010) totaled approximately 34%  and 40%, respectively of their base compensation in 2010 compared to their target bonuses of 45% of base compensation.

2011 Bonus Plan

On February 4, 2011, the Committee also approved the Silicon Image, Inc. 2011 Bonus Plan (the “2011 Bonus Plan”).  The 2011 Bonus Plan provides incentives to certain executive and non-executive employees to assist the Registrant in achieving its financial goals for the fiscal year ending December 31, 2011.

Under the 2011 Bonus Plan, the Registrant’s employees, including its executive officers, but excluding the employees of the Registrant who are entitled to participate in any business development plan or sales incentive plan of the Registrant and employees who begin their employment with the Registrant on or after November 15, 2011, are eligible for an annual cash bonus.  In addition, participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of a bonus.

The Registrant will establish cash bonus pools for executive participants and non-executive participants if (i) the Registrant’s actual revenue for the full fiscal year 2011 equals or exceeds 90% of the planned revenue (“Plan Revenue”) for such period established in the 2011 Annual Operating Plan approved by the Board of Directors (“2011Annual Operating Plan”) and (ii) the Registrant’s operating income determined in accordance with generally accepted accounting principles less stock-based compensation expense, amortization of intangible assets and such other extraordinary items as may be determined by the Committee (“Non-GAAP Operating Income”) for the full fiscal year 2011 equals or exceeds 90% of the planned Non-GAAP Operating Income established in the 2011 Annual Operating Plan (the “Plan Non-GAAP Operating Income”).  The amounts of each cash bonus pool will be a function of the extent to which the Registrant’s actual revenue equals or exceeds 90% of the Plan Revenue and the Registrant’s Non-GAAP Operating Income equals or exceeds 90% of the Plan Non-GAAP Operating Income.

The bonus pools will not be funded if the Registrant’s actual revenue and Non-GAAP Operating Income is less than 90% of Plan Revenue and Plan Non-GAAP Operating Income.  If the Registrant achieves 90% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to $2,000,000.  If the Registrant achieves 100% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to $4,000,000.  And, if the Registrant achieves 110% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to $6,000,000.    If the Registrant achieves 110% of the Plan Revenue, and Non-GAAP Operating Income is at or above 15% of the Registrant’s 2011 actual revenue, then the cash bonus pools will be funded in an aggregate amount of $6,500,000, which is the maximum funding under the 2011 Bonus Plan.   In the event that the Registrant’s performance with respect to actual revenue and Non-GAAP Operating Income falls in between the targets established in the 2011 Bonus Plan, the actual bonus amounts will be calculated pro rata on a straight line basis.

The actual bonuses that may be paid to each participant will be based on the participant’s target bonus, which is equal to a percentage of base compensation.  The amount of a participant’s bonus will be based on the Registrant’s actual revenue and Non-GAAP Operating Income as described above and the participant’s individual performance in 2011.  The Committee has exclusive authority to determine the amount of each participant’s target bonus and the actual amount payable to each participant and may amend or terminate the 2011 Bonus Plan at any time.  The amounts of bonuses, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of bonuses, if any, allocable to individual non-executive employees will be determined by the Registrant’s management. The amounts of individual bonuses may be less than, equal to or greater than the participant’s target bonus.

The Committee has also approved target bonus levels (the “Target Bonus Levels”) for executive participants under the 2011 Bonus Plan, subject to the terms and conditions of the 2011 Bonus Plan. The Target Bonus Levels are by employee position or title and indicate a percentage that would apply to the respective employee’s fiscal year 2011 base compensation for bonus calculation purposes under the 2011 Bonus Plan. A summary of the Target Bonus Levels for executive participants in the 2011 Bonus Plan follows:

Target Bonus Levels for Executives under the Bonus Plan

Position/Title	Target Bonus Level
Chief Executive Officer	100%
Vice President, Products Business Group1 Vice President, IP Business Group2 Chief Financial Officer	25% 25% 45%
Chief Legal and Administrative Officer Vice President	45% 45%

The Target Bonus Levels and bonus amounts payable are subject to the terms and conditions of the 2011 Bonus Plan.

___________________________________________________________
1 In fiscal year 2011, the target variable compensation for the Registrant’s Vice President, Product Business Group is 50% of base compensation for the period, with 25% thereof based on and payable in accordance with the terms of the 2011 Bonus Plan and 25% thereof payable on the achievement of certain revenue targets established in the 2011 Annual Operating Plan.

2 In fiscal year 2011, the target variable compensation for the Registrant’s Vice President, IP Business Group is 50% of base compensation for the period, with 25% thereof based on and payable in accordance with the terms of the 2011 Bonus Plan and 25% thereof payable on the achievement of certain revenue targets established in the 2011 Annual Operating Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011

SILICON IMAGE, INC.

By:	/s/Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer